Exhibit 99.1

GAIAM REPORTS SECOND QUARTER

REVENUE INCREASES 48% TO $45.4 MILLION

—Generates 27% Internal Revenue Growth—

BOULDER, CO, August 9, 2012 — Gaiam, Inc. (NASDAQ: GAIA) (“the Company”), a lifestyle media company, today reported improved financial results for the second quarter ended June 30, 2012. Excluding Real Goods Solar, Inc. (“RSOL”), which was deconsolidated from the Company on December 31, 2011, second quarter 2012 revenue rose 47.8% to $45.4 million compared to revenue of $30.8 million in the prior-year period. The increase in revenue reflects internal revenue growth of 26.8%, or $8.2 million, and a $6.3 million contribution by Gaiam Vivendi Entertainment, which was acquired on March 28, 2012. Excluding a non-cash unconsolidated equity investment loss of $0.9 million from RSOL, net loss in the quarter was $1.2 million, or $0.05 per diluted share, compared to a net loss of $3.3 million, or $0.14 per diluted share, in the same quarter last year.

Gaiam will be hosting a conference call today, August 9, 2012, beginning at 2:30 p.m. MT (4:30 p.m. ET). The conference call dial-in numbers are 212/231-2900 or 415/226-5355. Questions and answers will be reserved for analysts and investors.

The table below summarizes the Company’s 2012 second quarter results, 2011 pro forma second quarter results (as if RSOL was deconsolidated) and 2011 second quarter historical results:

Summary of Second Quarter Results

	Three Months Ended June 30,
(in millions except per share data)	2012 Actual	2011 (With RSOL Deconsolidated)	2011 (With RSOL Consolidated)
Net revenues	$45.4	$30.8	$50.7
Gross profit	28.0	17.2	22.6
Operating expenses (1)	30.0	22.5	27.8
Operating loss before acquisition-related costs	(2.0)	(5.3)	(5.2)
Acquisition-related costs	—	N/A	2.0
Adjusted EBITDA (2)	0.3	(3.9)	(3.4)
Net loss excluding RSOL (Non-GAAP)(2)	(1.2)	(3.3)	(2.9)
Net loss attributable to Gaiam	(2.1)	(3.9)	(4.1)
Diluted loss per share attributable to Gaiam	(0.09)	(0.17)	(0.18)

(1)	Total operating expenses excluding charges related to a business acquisition of $2.0 for the three months ended June 30, 2011 with RSOL consolidated.
(2)	Non-GAAP Financial Measures can be found later in this release.

Lynn Powers, CEO of Gaiam, Inc., commented, “We are pleased with Gaiam’s improved second quarter financial results, which reflect the progress we are making in positioning the Company as a leading independent distributor for quality media, fitness and wellness products. In addition, Gaiam branded products, such as our Restore line of wellness accessories, are increasingly resonating with consumers and we expect the re-launch of our website later this year with new features and increased functionality will benefit our direct to consumers segment. As a result, we continue to forecast growth over the balance of 2012, including improvements in revenues, operating income, and EBITDA.”

2012 Second Quarter Financial Review (As Compared to 2011 with Real Goods Solar “RSOL” Deconsolidated)

On December 31, 2011, due to the conversion of the Company’s holdings of RSOL Class B common stock to Class A common stock, Gaiam changed the accounting for its 38% ownership in Real Goods Solar, Inc. (“Real Goods Solar”) from a consolidated basis to an equity method (“deconsolidated”). As a result, for 2012, Gaiam’s interest in Real Goods Solar’s net results are reflected as a single line in Gaiam’s financial statements, whereas for 2011 Real Goods Solar’s financial position and results of operations are consolidated into each line of Gaiam’s financial statements. The year-over-year financial comparisons below are stated as if Real Goods Solar was deconsolidated as of January 1, 2011.

Net revenue increased $14.7 million, or 47.8%, to $45.4 million in the second quarter ended June 30, 2012. Net revenue for the business segment increased $14.0 million, or 96.1%, to $28.5 million, and excluding the acquisition of Vivendi Entertainment, internal revenue growth was 52.8%. The internal growth of the direct to consumer segment was 3.4%, or $0.5 million, compared to the prior year quarter. The increase in sales in the business segment includes an over 30% aggregate increase in revenue from the Company’s top 25 retail accounts as well as a full quarter of contribution from the operations of Gaiam Vivendi Entertainment, which totaled $6.3 million. The increase in direct to consumer sales primarily reflects increases in the Company’s direct response marketing business.

Second quarter 2012 gross profit increased to $28.0 million, or 61.6% of net revenue, from $17.2 million, or 56.1% of net revenue, during the comparable quarter last year. The 550 basis points increase in gross margin primarily reflects a shift in the sales mix to the higher margin direct response television marketing business, as well as the higher margin Gaiam Vivendi Entertainment business. Gross profit margin in the first half of 2012 increased to 59.4% of net revenue compared to 55.9% in the comparable year-ago period.

Selling and operating expenses improved 710 basis points to 59.2% of net revenue, or $26.9 million, in the second quarter of 2012, compared to 66.3% of net revenue, or $20.4 million, in the prior-year period. Included in selling and operating expenses in the 2012 second quarter are certain redundant and one-time expenses attributable to the integration of Gaiam Vivendi Entertainment and $0.8 million in non-cash amortization expense related to the Gaiam Vivendi Entertainment acquisition with no such similar expense in the prior year period.

Corporate, general and administration expenses improved to 6.7% of net revenue from 7.0% in the prior-year period.

Operating loss was $2.0 million compared to $5.3 million in the second quarter of 2011. Adjusted EBITDA increased to $0.3 million in the second quarter of 2012 from a loss of $3.9 million in the prior-year period and rose $6.8 million year over year to $2.9 million for the first half of 2012.

Excluding the $0.9 million non-cash loss resulting from Gaiam’s equity investment in Real Good Solar, net loss for the second quarter of 2012 was $1.2 million, or $0.05 per diluted share, compared to a net loss of $3.3 million, or $0.14 per diluted share, in the prior-year period. Including the loss from Gaiam’s equity investment in Real Goods Solar, Gaiam reported a net loss of $2.1 million, or $0.09 per diluted share, for the second quarter of 2012. (See Non-GAAP Financial Measurements.)

New Credit Facility

Gaiam also announced that certain of its subsidiaries recently secured a new three year, $35 million asset-based lending facility from PNC Bank, N.A. The new facility, which will expire in July 2015, replaced a Gaiam $15 million revolving line of credit that was due to expire in November 2012. The interest rate on the new lending facility is U.S. Prime rate +0.75% or LIBOR +2.25%. Gaiam believes the new credit agreement provides it with the added financial flexibility to continue executing on its growth initiatives and to pursue strategic acquisitions that would be accretive to current operations.

Jirka Rysavy, Chairman of Gaiam, added, “Gaiam’s higher than expected internal revenue growth in the first half of 2012 and significant improvement to the bottom line in our seasonally weakest quarter, as well as new management at Real Goods Solar, position us well for the second part of the year.”

Following the completion of today’s conference call, a replay will be available until August 16, 2012 by dialing 800/633-8284 or 402/977-9140, passcode: 21600769.

About GAIAM

Gaiam, Inc. (NASDAQ: GAIA) is a leading producer and marketer of lifestyle media and fitness accessories. With a wide distribution network that consists of over 60,000 retail doors, over 15,000 store within stores, 5,600 media category management locations, and a digital distribution platform, Gaiam is dedicated to providing solutions for healthy and eco-conscious living. The Company dominates the health and wellness category and releases non-theatrical programming focused on family entertainment and conscious media. In addition, Gaiam has exclusive licensing agreements with Discovery Communications and other licensing partners. For more information about Gaiam, please visit www.gaiam.com or call 1.800.869.3603.

This press release includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should” or comparable terminology or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, introduction of new products and services, completion and integration of acquisitions, the possibility of negative economic conditions, and other risks and uncertainties included in Gaiam’s filings with the Securities and Exchange Commission. Gaiam assumes no duty to update any forward-looking statements.

CONTACT:
Steve Thomas Chief Financial Officer Gaiam, Inc. (303) 222-3782 Steve.thomas@gaiam.com	Joseph N. Jaffoni, Norberto Aja, Richard Land J C I R (212) 835-8500 gaia@jcir.com

—tables follow—

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
Net revenue	$45,446	100.0%	$30,755	100.0%
Cost of goods sold	17,435	38.4%	13,513	43.9%

Gross profit	28,011	61.6%	17,242	56.1%
Selling and operating	26,896	59.2%	20,383	66.3%
Corporate, general and administration	3,081	6.7%	2,159	7.0%

Loss from operations	(1,966)	-4.3%	(5,300)	-17.2%
Interest and other income (expense)	(123)	-0.3%	70	0.2%
Loss from equity method investment	(944)	-2.1%	(591)	-1.9%

Loss before income taxes	(3,033)	-6.7%	(5,821)	-18.9%
Income tax benefit	(924)	-2.1%	(1,827)	-5.9%

Net loss	(2,109)	-4.6%	(3,994)	-13.0%
Net loss attributable to the noncontrolling interest	56	0.1%	126	0.4%

Net loss attributable to Gaiam, Inc. (a)	$(2,053)	-4.5%	$(3,868)	-12.6%

Weighted-average shares outstanding:
Basic	22,702		23,314
Diluted	22,702		23,314
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.09)		$(0.17)
Diluted	$(0.09)		$(0.17)

(a)	Excluding the losses from our equity method in RSOL, the net loss attributable to Gaiam, Inc. was $1.2 million, or $0.05 per share, during the second quarter of 2012 and $3.3 million, or $0.14 per share, during the second quarter of 2011.

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR DECONSOLIDATED

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
Net revenue	$92,779	100.0%	$68,142	100.0%
Cost of goods sold	37,662	40.6%	30,069	44.1%

Gross profit	55,117	59.4%	38,073	55.9%
Selling and operating	51,057	55.0%	40,494	59.4%
Corporate, general and administration	5,654	6.1%	4,500	6.6%
Acquisition-related costs	1,667	1.8%	—	0.0%

Loss from operations	(3,261)	-3.5%	(6,921)	-10.1%
Interest and other income (expense)	(67)	-0.1%	114	0.2%
Loss from equity method investment	(1,640)	-1.8%	(577)	-0.9%

Loss before income taxes	(4,968)	-5.4%	(7,384)	-10.8%
Income tax benefit	(1,561)	-1.7%	(2,426)	-3.5%

Net loss	(3,407)	-3.7%	(4,958)	-7.3%
Net loss attributable to the noncontrolling interest	135	0.2%	84	0.1%

Net loss attributable to Gaiam, Inc. (a)	$(3,272)	-3.5%	$(4,874)	-7.2%

Weighted-average shares outstanding:
Basic	22,700		23,307
Diluted	22,700		23,307
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.14)		$(0.21)
Diluted	$(0.14)		$(0.21)

(a)	Excluding costs related to our acquisition of Vivendi Entertainment and the losses from our equity method investment in RSOL, the net loss attributable to Gaiam, Inc. was $0.6 million, or $0.03 per share, for the first half of 2012 and $4.3 million, or $0.18 per share, for the first half of 2011.

GAIAM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash	$11,460	$14,545
Accounts receivable, net	24,825	31,113
Inventory, less allowances	30,783	29,205
Deferred advertising costs	3,301	3,303
Deferred tax assets	6,471	6,686
Receivable from equity method investee	2,183	2,176
Advances	16,198	5,336
Other current assets	2,324	1,969

Total current assets	97,545	94,333
Property and equipment, net	23,930	23,664
Media library, net	14,335	14,576
Deferred tax assets	14,497	12,636
Goodwill	9,405	2,673
Other intangibles, net	8,249	569
Equity method investment	12,660	14,300
Other assets	592	539

Total assets	$181,213	$163,290

Liabilities and Equity
Current liabilities:
Line of credit	$14,000	$—
Accounts payable	18,446	21,069
Participations payable	16,676	7,851
Accrued liabilities	3,744	3,196

Total current liabilities	52,866	32,116
Total equity	128,347	131,174

Total liabilities and equity	$181,213	$163,290

Non-GAAP Financial Measures For Earnings Before Share-Based Compensation, Interest, Acquisition-Related Costs, Income Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three and six months ended June 30, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in the prior period and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of the GAAP loss from operations to the non-GAAP earnings before share-based compensation, interest, acquisition-related costs, income taxes, depreciation and amortization (“Adjusted EBITDA”) is set forth below (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2011
Loss from operations	$(2.0)	$(5.3)	$(7.2)
Exclusion of share-based compensation	0.2	0.2	0.4
Exclusion of depreciation and amortization	2.1	1.2	1.4
Exclusion of acquisition-related costs	—	—	2.0

Non-GAAP adjusted EBITDA	$0.3	$(3.9)	$(3.4)

		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2011
Loss from operations	$(3.3)	$(6.9)	$(8.7)
Exclusion of share-based compensation	0.6	0.5	0.7
Exclusion of depreciation and amortization	3.9	2.5	2.8
Exclusion of acquisition-related costs	1.7	—	2.0

Non-GAAP adjusted EBITDA	$2.9	$(3.9)	$(3.2)

Non-GAAP Financial Measures For Exclusion Of Acquisition-Related Costs and Loss From Equity Method Investment

The Company has utilized the non-GAAP information set forth below as an additional device to aid in understanding and analyzing its financial results for the three and six months ended June 30, 2012 and 2011, respectively. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate meaningful comparison of the results in the current period to those in prior periods and future periods. Reference to these non-GAAP measures should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A reconciliation of GAAP net loss to the non-GAAP net loss is set forth below as indicated (unaudited, in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2011	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2011
Net loss attributable to Gaiam, Inc.	$(2.1)	$(3.9)	$(4.1)	$(3.3)	$(4.9)	$(5.1)
Exclusion of acquisition-related costs (a)	—	—	1.2	1.1	—	1.2
Exclusion of loss from equity method investment	0.9	0.6	—	1.6	0.6	—

Non-GAAP net loss attributable to Gaiam, Inc.	$(1.2)	$(3.3)	$(2.9)	$(0.6)	$(4.3)	$(3.9)

A reconciliation of GAAP net loss per share to the non-GAAP net loss per share is set forth below as indicated (unaudited, shares in millions):

		Pro Forma RSOL Deconsolidated	RSOL Consolidated		Pro Forma RSOL Deconsolidated	RSOL Consolidated
	For the Three Months Ended June 30, 2012	For the Three Months Ended June 30, 2011	For the Three Months Ended June 30, 2011	For the Six Months Ended June 30, 2012	For the Six Months Ended June 30, 2011	For the Six Months Ended June 30, 2011
Net loss per share attributable to Gaiam, Inc. common shareholders—diluted	$(0.09)	$(0.17)	$(0.18)	$(0.14)	$(0.21)	$(0.22)
Exclusion of acquisition-related costs per share (a)	—	—	0.05	0.04	—	0.05
Exclusion of loss from equity method investment per share	0.04	0.03	—	0.07	0.03	—

Non-GAAP net income per share attributable to Gaiam, Inc. common shareholders—diluted	$(0.05)	$(0.14)	$(0.13)	$(0.03)	$(0.18)	$(0.17)

Weighted average shares used in net loss per share calculations—diluted	22.7	23.3	23.3	22.7	23.3	23.3

(a)	Net of taxes of $0.8 million for the three months ended June 30, 2011 and $0.6 million and $0.8 million for the six months ended June 30, 2012 and 2011, respectively. Income taxes were computed at an effective tax rate of approximately 35.5% for 2012 and 39.5% for 2011.

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Three Months Ended
	June 30, 2012		June 30, 2011
Net revenue	$45,446	100.0%	$50,709	100.0%
Cost of goods sold	17,435	38.4%	28,107	55.4%

Gross profit	28,011	61.6%	22,602	44.6%
Selling and operating	26,896	59.2%	24,966	49.2%
Corporate, general and administration	3,081	6.7%	2,800	5.5%
Acquisition-related costs	—	—%	2,010	4.0%

Loss from operations	(1,966)	-4.3%	(7,174)	-14.1%
Interest and other income (expense)	(123)	-0.3%	61	0.1%
Loss from equity method investment	(944)	-2.1%	—	0.0%

Loss before income taxes	(3,033)	-6.7%	(7,113)	-14.0%
Income tax benefit	(924)	-2.1%	(2,135)	-4.2%

Net loss	(2,109)	-4.6%	(4,978)	-9.8%
Net loss attributable to the noncontrolling interest	56	0.1%	837	1.6%

Net loss attributable to Gaiam, Inc.	$(2,053)	-4.5%	$(4,141)	-8.2%

Weighted-average shares outstanding:
Basic	22,702		23,314
Diluted	22,702		23,314
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.09)		$(0.18)
Diluted	$(0.09)		$(0.18)

GAIAM, INC.

2011 RESULTS WITH REAL GOODS SOLAR CONSOLIDATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Six Months Ended		Six Months Ended
	June 30, 2012		June 30, 2011
Net revenue	$92,779	100.0%	$105,521	100.0%
Cost of goods sold	37,662	40.6%	57,059	54.1%

Gross profit	55,117	59.4%	48,462	45.9%
Selling and operating	51,057	55.0%	49,349	46.8%
Corporate, general and administration	5,654	6.1%	5,832	5.5%
Acquisition-related costs	1,667	1.8%	2,010	1.9%

Loss from operations	(3,261)	-3.5%	(8,729)	-8.3%
Interest and other income (expense)	(67)	-0.1%	107	0.1%
Loss from equity method investment	(1,640)	-1.8%	—	0.0%

Loss before income taxes	(4,968)	-5.4%	(8,622)	-8.2%
Income tax benefit	(1,561)	-1.7%	(2,703)	-2.6%

Net loss	(3,407)	-3.7%	(5,919)	-5.6%
Net loss attributable to the noncontrolling interest	135	0.2%	778	0.7%

Net loss attributable to Gaiam, Inc.	$(3,272)	-3.5%	$(5,141)	-4.9%

Weighted-average shares outstanding:
Basic	22,700		23,307
Diluted	22,700		23,307
Net loss per share attributable to Gaiam, Inc. common shareholders:
Basic	$(0.14)		$(0.22)
Diluted	$(0.14)		$(0.22)